Exhibit 99.1

                              FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED MARCH 31, 2006 AND 2005
                     AND SINCE INCEPTION (JANUARY 30, 2004)

                                       FOR

                                  EU ENERGY PLC

                                  EU ENERGY PLC

                      CONTENTS OF THE FINANCIAL STATEMENTS
                   FOR THE YEAR ENDED MARCH 31, 2006 AND 2005
                     AND SINCE INCEPTION (JANUARY 30, 2004)

                                                                      Page

          Independent Auditors' Report                                1

          Consolidated Balance Sheets                                 2

          Consolidated Statement of Operations                        3

          Consolidated Statement of Cash Flows                        4

          Notes to the Financial Statements                           5

                                  EU ENERGY PLC
                                  -------------
                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Shareholders
EU Energy Plc
Seckloe House
101 North Thirteenth Street
Buckinghamshire
MK9 3NX

We have audited the accompanying balance sheets of EU Energy Plc as of March 31, 2006, 2005, and 2004 and the related statements of income, and cash flows for the years then ended and since inception (January 30, 2004). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EU Energy Plc as of March 31, 2006, 2005, and 2004 and the related statements of income, and cash flows for the years then ended and since inception (January 30, 2004) in conformity with accounting principles generally accepted in the United States of America.

By /s/ Chancery UK LLP

Chancery (UK) LLP
Chancery Pavilion
Boycott Avenue
Oldbrook
Milton Keynes
England
MK6 2TA

25 May 2006

                                  EU ENERGY PLC
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              IN UK POUNDS STERLING

                                                                March 31, 2006           March 31, 2005            March 31, 2004
                                                             --------------------      --------------------
                                                             (UK Pounds Sterling)          (UK Pounds           (UK Pounds Sterling)
                                                                                            Sterling)
ASSETS                                                            (audited)                 (audited)                (audited)
CURRENT ASSETS
Cash and cash equivalents                                               1,839,019                  227,848                        --
Trade receivables, net of reserve of  2,476,000 and 0                   8,761,677                       --                        --
Inventory                                                              13,941,893                       --                        --
Other receivables                                                       1,579,138                       --                        --
Prepaid expenses and other current assets                                 533,377                  122,259                        --
                                                              -------------------      --------------------     --------------------
Total current assets                                                   26,655,104                  350,107                        --

PROPERTY AND EQUIPMENT, net                                               288,728                    6,406                        --
GOODWILL AND INTANGIBLE ASSETS                                             56,109                  506,109                        --
OTHER ASSETS                                                              106,044                       --                        --
                                                             --------------------      --------------------     --------------------
TOTAL ASSETS                                                           27,105,985                  862,622                        --
                                                             ====================      ===================      ====================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITY
Accounts payable and other accrued expenses                             4,888,841                   48,336                       637
Accrued Payroll and Directors remuneration                                479,356                  107,216                        --
VAT payable                                                               215,395                       --                        --
Deferred Revenue and customer advances                                  2,289,369                       --                        --
Warranty reserves and provisions                                        3,531,973                       --                        --
                                                             --------------------      --------------------     --------------------
Total current liabilities                                              11,404,934                  155,552                       637

LONG TERM LIABILITIES - Warranty reserve                                3,374,608                       --                        --
                                                             --------------------      --------------------     --------------------
Total Liabilities                                                      14,779,542                  155,552                       637
                                                             --------------------      --------------------     --------------------
SHAREHOLDERS' EQUITY
Ordinary stock, (pound).01 nominal value 100,000,000 shares               260,931                  250,304                         2
authorized 26,093,140, 25,030,447, and 2 shares issued and
outstanding
Additional paid-in capital                                              1,127,123                  575,472                        --
Other Comprehensive Income                                                619,207                       --                        --
Retained Earnings (Deficit)                                            10,319,182                (118,706)                     (639)
                                                             --------------------      --------------------     --------------------
Total shareholder's equity                                             12,326,443                  707,070                     (637)
                                                             --------------------      --------------------     --------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             27,105,985                  862,622                        --
                                                             ====================      ===================      ====================

The accompanying notes are an integral part of these financial statements

                                  EU ENERGY PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED MARCH 31, 2006 AND 2005 AND
               FROM INCEPTION (JANUARY 30, 2004) TO MARCH 31, 2004
                              IN UK POUNDS STERLING

                                                                                                                     Inception
                                                                                                                    (January 30,
                                                                         Year ended           Year ended              2004) to
                                                                       March 31, 2006       March 31, 2005         March 31, 2004
                                                                    ------------------                          ------------------
                                                                         (UK Pounds           (UK Pounds           (UK Pounds
                                                                          Sterling)            Sterling)           Sterling)
                                                                    ------------------    ------------------    ------------------
                                                                         (audited)            (audited)             (audited)
                                                                    ------------------    ------------------    ------------------
Revenue:
     Product Sales                                                          14,185,161                    --                    --
     Service and Maintenance Revenue                                         2,648,210                    --                    --
     Licensing and other                                                     2,391,403                    --                    --
                                                                    ------------------    ------------------    ------------------
Total Revenue                                                               19,224,774                    --                    --

Cost of product sales                                                       20,602,270                    --                    --
                                                                    ------------------    ------------------    ------------------
Gross margin (loss)                                                         (1,377,496)                   --                    --

OPERATING EXPENSES
Officer compensation                                                           741,112                34,560                    --
General and administrative                                                   3,804,387                81,799                   639
Research and development                                                       939,931                    --                    --
Sales and Marketing                                                            833,037                    --                    --
Depreciation                                                                    31,955                 3,056                    --
                                                                    ------------------    ------------------    ------------------
Total operating expenses                                                     6,350,422               119,415                    --
                                                                    ------------------    ------------------    ------------------
LOSS FROM OPERATIONS                                                        (7,727,918)             (119,415)                 (639)
                                                                    ------------------    ------------------    ------------------
OTHER INCOME /EXPENSE
Other income                                                                   193,428                    --                    --
Interest expense                                                               (43,328)                  (58)                   --
Interest income                                                                  5,143                 1,406                    --
                                                                    ------------------    ------------------    ------------------
Total other income/expense                                                     155,243                 1,348                    --
                                                                    ------------------    ------------------    ------------------
Loss before tax and extraordinary items                                     (7,572,675)             (118,067)                 (639)
                                                                    ------------------    ------------------    ------------------
Income Taxes                                                                        --                    --                    --
                                                                    ------------------    ------------------    ------------------
Loss before extraordinary items                                             (7,572,675)             (118,067)                 (639)
                                                                    ------------------    ------------------    ------------------
Extraordinary item - negative goodwill acquired, net of income              18,010,562                    --                    --
taxes of 0 and 0  (see Note 2)
                                                                    ------------------    ------------------    ------------------
NET INCOME (LOSS)                                                           10,437,887              (118,067)                 (639)
                                                                    ------------------    ------------------    ------------------
OTHER COMPREHENSIVE INCOME
Foreign Currency Translation Adjustment, net of tax of 0 and 0                 619,207                    --                    --
                                                                    ------------------    ------------------    ------------------
COMPREHENSIVE INCOME                                                        11,057,094              (118,067)                 (639)

BASIC AND DILUTED INCOME (LOSS) PER SHARE
    Loss from Continuing Operations                                              (0.30)                (0.01)              (320.00)
    Extraordinary Item                                                            0.71                    --                    --
                                                                    ------------------    ------------------    ------------------
    Net Income (Loss) per share                                                   0.41                 (0.01)              (320.00)
                                                                    ------------------    ------------------    ------------------
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING                                  25,488,151            16,091,002                     2

   The accompanying notes are an integral part of these financial statements.

                                  EU ENERGY PLC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED MARCH 31, 2006 AND 2005 AND
               FROM INCEPTION (JANUARY 30, 2004) TO MARCH 31, 2004

                                                                                               Inception
                                                                            Year ended        (January 30,
                                                          Year ended         March 31,        2004) to March
                                                        March 31, 2006         2005             31, 2004
                                                          (UK Pounds         (UKPounds         (UK Pounds
                                                          Sterling)          Sterling)          Sterling)
                                                          (audited)          (audited)          (audited)
                                                       ---------------    ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)                                           10,437,887           (118,067)              (639)
Adjustments to reconcile net loss to net cash used
in operating activities:
    Extraordinary Gain - Negative Goodwill Acquired        (18,010,562)                --                 --
    Depreciation                                                31,955              3,056                 --
    Foreign Currency translation adjustment                    619,207                 --                 --
    Issuance of common shares for services                      20,500                 --                 --
    Impairment of Intangible assets                            426,000                 --                 --
   Loss on Assets sold                                         114,825                 --                 --
   Provision for warranty reserve                            1,826,798                 --                 --

(Increase) decrease in Assets:
   Trade Receivables                                         9,485,491                 --                 --
   Inventory                                                (3,494,671)                --                 --
   Prepaid Expenses and other current assets                  (308,694)          (122,259)                --
Increase (Decrease) in Liabilities
   Accounts payable - trade                                 (2,050,229)            48,220                 --
   Other accrued expenses                                      157,416            106,695                637
   Deferred revenue                                          1,526,503                 --                 --
                                                       ---------------    ---------------    ---------------
Net cash provided by (used in) operating activities            782,426             (82355)                (2)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from acquisitions                              2,212,836                 --                 --
Cash paid for acquisitions                                  (1,403,267)                --                 --
Purchase of property and equipment                            (429,102)            (9,462)                --
Purchase of intangible assets                                       --           (506,109)                --
Proceeds from sale of assets                                    24,000                 --                 --
Loan receivable from investee                                 (117,500)                --                 --
                                                       ---------------    ---------------    ---------------
Net cash provided by (used in) investing activities            286,967           (515,571)                --

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares                            541,778            825,774                  2
                                                       ---------------    ---------------    ---------------
Net cash provided by financing activities                      541,778            825,774                  2
                                                       ---------------    ---------------    ---------------
Net increase/(decrease) in cash and cash equivalents         1,611,171            227,848                 --
                                                       ---------------    ---------------    ---------------
CASH AND CASH EQUIVALENTS, BEGINNING OF  PERIOD                227,848                 --                 --
                                                       ---------------    ---------------    ---------------
CASH AND CASH EQUIVALENTS, END OF  PERIOD                    1,839,019            227,848                 --
                                                       ---------------    ---------------    ---------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW  INFORMATION
INTEREST PAID                                                    5,143              1,406                 --
INCOME TAX PAID                                                     --                 --                 --


The accompanying notes are an integral part of these financial statements.

Supplemental Schedule for Non Cash Financing Activities

During the year ended March 31, 2006, the Company issued 25,000 shares of common stock for tax advisory services valued at (pound)20,500.

                                  EU ENERGY PLC

                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

EU Energy Plc , incorporated in the United Kingdom, is a holding company of the wholly owned subsidiaries of EU Energy Wind Ltd, EU Energy, Inc. EU Energy Service & Maintenance GmbH, and Dewind Holdings Limited providing alternative energy solutions with operations in the UK and Germany. The Company sells and services wind turbines under the trade name Dewind. Dewind turbines are commercially available on a worldwide basis although to date, Dewind turbines have been sold primarily in Germany. The Company operates as one business segment. All operating results for the years ending March 31, 2006 and 2005 and since inception have been generated in Europe and the United States.

BASIS OF FINANCIAL STATEMENTS

The consolidated financial statements include the accounts of EU Energy Plc and its wholly owned subsidiaries. All significant inter-company accounts and transactions are eliminated on consolidation. Certain prior year balances have been reclassified to conform to the current year presentation. Such reclassifications did not affect total revenues, operating income, or net income.

USE OF ESTIMATES

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the period presented. To the extent that there are material differences between these estimates, judgments or assumptions and actual results, our financial statements will be affected. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also many areas in which management's judgment in selecting among available alternatives would not produce a materially different result.

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

TRADE RECEIVABLES AND OTHER RECEIVABLES

The Company extends credit to its customers. Collateral is generally not required. Credit losses are provided for in the financial statements based on management's evaluation of historical and current industry trends as well as history with individual customers. Although the Company expects to collect amounts due, actual collections may differ from estimated amounts.

Receivables expected to be collected within one year are classified as current. Receivables expected to be collected greater than one year later are classified as non-current.

The balance of 1,579,138 pounds is a deferred payment due from FKI as a condition of the acquisition of Dewind in July, 2005.

                                  EU ENERGY PLC

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company does not have any receivables due from customers that represent a balance in excess of 10% of the total receivables balance.

INVENTORY

Inventories are recorded under the FIFO method and are valued at the lower of cost and net realizable value, after making due allowance for obsolete and slow moving items. Provisions for losses on contracts have been made where appropriate.

PROPERTY AND EQUIPMENT

Property is stated at the lower of cost or realizable value, net of accumulated depreciation. Depreciation is computed using the straight-line method based on estimated useful lives of the assets which range from three to five years. Leasehold improvements and leased assets are amortized or depreciated over the lesser of estimated useful lives or lease terms, as appropriate. Property is periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Except for the fair value impairment for the assets acquired with the Dewind acquisition, we did not recognize any property impairment charges in fiscal 2006, 2005, or since inception.

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Management evaluates long-lived assets for impairment whenever changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flow (undiscounted and without interest charges) from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value. During the year ended March 31, 2006 we recorded impairment charges of 426,000 pounds to reduce the capitalized value of tower licenses and cable agreements to zero. We recorded the expense to Research and Development expense in the Statement of Operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, accounts payable - trade, and accounts receivable - trade. The carrying amounts for these financial instruments approximate fair value due to their short maturities.

The Company does not own, issue, or trade in financial or equity related derivatives.

                                  EU ENERGY PLC

MAJOR CUSTOMER

Two customers of EU Energy Plc were considered to be major customers and represented 43% and 31% of the total revenues for the fiscal year ended March 31, 2006. No customer represented greater than 10% of the total revenues for fiscal 2005.

REVENUE RECOGNITION

Revenues are recognized based on guidance provided in the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements," as amended (SAB 104). Accordingly, our general revenue recognition policy is to recognize revenue when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured, and delivery has occurred or services have been rendered. The Company derives, or seeks to derive revenues from three primary sources, turbine sales, licensing of turbine technology, and turbine service and maintenance. In addition to the above general revenue recognition principles prescribed by SAB 104, our specific revenue recognition policies for each revenue source are more fully described below.

The Company derives, or seeks to derive revenues from three sources:

Product Sales

Product revenues consist primarily of revenue from the sale of Wind Turbines. Due to the long term nature of the production of turbines, advance payments are received prior to turbine shipment. Customer payments and billings are initially deferred and revenues are generally recognized when the product has been fully installed and title has passed to the end customer. Costs incurred during the production of turbines in advance of delivery or title transfer are capitalized into inventory. Operating expenses, including indirect costs and administrative expenses, are charged as incurred to periodic income and not allocated to contract costs.

Licensing agreements

Revenue from licensing agreements are recognized on the basis of the work performed or services provided. Revenue from royalties is recognized based on the number of units sold by the licensee and under the guidelines of the underlying license agreement.

Service and maintenance

Service and maintenance services are provided to customers on an as needed basis or under a service or maintenance contract. Most of the contracts under which the customers agree to take maintenance and repair services from the Company are long term, typically 3-5 years. Revenue from maintenance contracts is typically billed on a monthly or quarterly basis and recognized ratably over the service or maintenance contract. Revenue from as needed service work is recognized when the work is completed. Direct costs of uncompleted work related to maintenance or repairs activity is capitalized and expensed upon completion. Operating expenses, including all labour and overhead costs are expensed as incurred.

                                  EU ENERGY PLC

WARRANTY RESERVES

Through its ownership of Dewind, the company has financial obligations to customers related to warranty and the availability performance of wind turbines and has made provisions to reflect these liabilities. Warranty obligations reflect expected minor repairs during the period of warranty of the turbine, between 2 and 5 years following installation, and more major repairs which may affect particular types of units. Provisions for the former are based on historical experience of repair frequency and cost and for the latter are based on engineering estimates of the likely incidence and cost.

Availability provisions are based on data obtained from the company's turbine monitoring system, actual performance being compared to contractual obligation, with provisions made for any potential contractual liability. Warranty work expected to be performed more than one year from the balance sheet date is classified as a non-current liability.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are charged to operations as incurred.

OTHER COMPREHENSIVE INCOME

The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. For fiscal 2006, other comprehensive losses consisted of foreign currency translation adjustments between the Dewind subsidiaries functional currency
(Euro) and the reporting currency of the Parent company (UK Sterling).

INCOME TAXES

The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As of March 31, 2006 and 2005, the deferred tax assets related primarily to the Company's net operating loss carry-forwards which are fully reserved. Provisions of UK and EEU tax authorities may result in the loss of net operating loss carry-forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences which give rise to the deferred tax asset become deductible. The Company's past financial performance is a significant factor which contributes to its inability, pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), to use projections of future taxable income in assessing the realizability of deferred tax assets. Considering the relevant data, management concluded that it is not "more likely than not" that the Company will realize the benefits of certain deferred tax assets at March 31, 2006 and 2005. Consequently, the Company has a valuation allowance against net deferred tax assets in most jurisdictions at March 31, 2006 and 2005.

                                  EU ENERGY PLC

LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

FOREIGN CURRENCIES

The functional currency of the majority of operations since the acquisition of Dewind in July, 2005 is the Euro but the presentational currency is Sterling as the parent company is a UK plc. The functional currency for all operations prior to the Dewind acquisition was in UK Sterling.

Assets and liabilities in foreign currencies are translated into Sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into Sterling at the rate of exchange ruling at the date of transaction. Exchange differences are included as a component of other comprehensive income.

The applicable conversion rate from Euros to UK Sterling was 1.466 as at May 25, 2006. The comparable conversion rates as at March 31, 2006 and 2005 was 1.441, and 1.454, respectively. The monthly weighted average rates for the year ended March 31, 2006 was 1.464. The high and low exchange rates for the seven months ended April 30, 2006 in Euros to Pounds Sterling were:

                                              High              Low
         April, 2006                          1.447             1.428
         March, 2006                          1.469             1.439
         February, 2006                       1.471             1.454
         January, 2006                        1.463             1.451
         December, 2005                       1.484             1.452
         November, 2005                       1.489             1.456
         October, 2005                        1.479             1.452


The applicable conversion rate from UK Pounds Sterling to US Dollars was $1.8772 as at May 25, 2006. The comparable conversion rates as at March 31, 2006, 2005, and 2004 were $1.739, $1.879, and $1.826 respectively. The monthly weighted average rates for the years ended March 31, 2006 and 2005 and since inception to March 31, 2004 were $1.775, $1.848, and $1.837 respectively. The high and low exchange rates for the seven months ended April 30, 2006 in US Dollars to Pounds Sterling were:

                                              High              Low
         April, 2006                          1.825             1.733
         March, 2006                          1.755             1.726
         February, 2006                       1.777             1.737
         January, 2006                        1.786             1.722
         December, 2005                       1.772             1.720
         November, 2005                       1.777             1.713
         October, 2005                        1.783             1.746

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. The Company has elected to account for its stock-based compensation to employees using the fair value method.

The value assigned to stock granted to non-employees are accounted for in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which require that such costs be measured at the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or the date at which the counterparty's performance is complete.

Common stock issued to employees and non-employees is valued at fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company does not issue derivative stock instruments such as stock warrants or stock options.

ACQUISITIONS

The Company utilizes SFAS No. 141 "Business Combinations." The acquisition of Dewind from FKI was accounted for under the purchase method. All acquired assets were adjusted to their fair values on the acquisition date and the liabilities incurred were adjusted to the present values of the amounts expected to be paid. Prior to the allocation of the negative goodwill, EU, through a remeasurement process that extended through March 31, 2006, adjusted the balances of the assets acquired and liabilities assumed. The remeasurement process included reviewing the consideration paid, that all assets acquired and liabilities assumed were properly valued in accordance with SFAS 141, and reviewing and researching for any and all contingencies that could result in additional assets or liabilities. The remeasured balances are represented as the acquisition balances listed in note 2. Since the excess of the financial assets acquired at fair value exceeded the liabilities, and after all intangible assets acquired were written down to 0 pounds, the result was "negative goodwill." As appropriate under SFAS 141, the negative goodwill has been recognized as an extraordinary item on the statement of operations. See also note 2.

                                  EU ENERGY PLC

NEW ACCOUNTING PROUNOUNCEMENTS

SFAS No. 123 (R) Share-Based Payment: On December 16, 2004, the FASB issued Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of Statement 123. Statement 123(R) supersedes Opinion 25, and amends FASE Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) generally requires share-based payments to employees to be recognized in the statement of operations based on their fair values. Since we currently value share based payments made to employees at fair value, the implementation of SFAS 123(R) is not expected to have a material impact.

SFAS No. 154 Accounting Changes and Error Corrections: On June 7, 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. Statement 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Statement 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of Statement 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

SFAS No. 155 Accounting for Certain Hybrid Financial Instruments:

In February, 2006 the FASB issued Statement no 155, : Accounting for Certain Hybrid Financial Instrument, an amendment of FASB Statements No. 133 and 140. Statement 155 resolves issues related to SFAS 133 by allowing for simplified accounting for hybrid financial instruments that contain embedded derivatives and issues related to SFAS 140 by eliminating restrictions on passive derivative instruments that a qualifying special-purpose entity may hold. Statement 155 is required to be adopted as of the beginning of the fiscal year beginning after September 15, 2006. Since the Company does not own or issue the hybrid financial instruments referred to in the pronouncement, we do not believe adoption of Statement 155 will have a material effect on our consolidated financial position, results of operations or cash flows.

SFAS No. 156 Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140:

In March, 2006 the FASB issued Statement No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. Statement 156 relates to accounting for the servicing of financial assets and extinguishments of related liabilities. Statement 156 is required to be adopted as of the beginning of the fiscal year beginning after September 15, 2006. Since the Company does not service financial assets, we do not believe adoption of Statement 156 will have a material effect on our consolidated financial position, results of operations or cash flows.

                                  EU ENERGY PLC

                        NOTES TO THE FINANCIAL STATEMENTS

FIN No. 48 Accounting for Uncertainty in Income Taxes:

In June, 2006 the FASB issued FASB Interpretation No. 48: Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest, and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. As such, the Company has not evaluated the financial impact to the implementation of FIN 48 on the consolidated financial position, results of operations or cash flows.

NOTE 2 - ACQUISITION

On July 4, 2005 EU Energy Plc acquired 100% of the assets and liabilities of Dewind GmbH, formerly a wholly owned subsidiary of FKI Engineering Ltd. Dewind develops, manufactures and services Wind Energy Converters, or Wind Turbines. EU intends to operate Dewind on a going concern basis and the transaction was accounted for under purchase accounting. The results of the operations of Dewind since the acquisition are incorporated in the consolidated financial statements for the period of July 4, 2005 through March 31, 2006.

Dewind was purchased for total consideration of 1,403,267 pounds consisting of cash consideration of 50,156 pounds and direct costs incurred of 1,353,111 pounds. No contingent consideration was provided for in the transaction. At the time of the acquisition, the fair value of the net assets of Dewind totaled 20,935,902 pounds resulting in fair value in excess of cost of 19,532,635 pounds. We did not recognize any in-process R&D assets or other intangible assets as a result of this transaction. The net assets acquired from Dewind acquired are listed below:

                              IN UK POUNDS STERLING

           Assets Acquired                                 ----------
           Cash and Cash Equivalents                        2,212,836
           Trade Receivables                               18,247,168
           Inventories                                     10,447,222
           Prepaid Expenses                                    90,968
           Other Receivables                                1,579,138
           Property & Equipment                             1,522,073
                                                           ----------

           Total Assets                                    34,099,405

           Liabilities Assumed
           Accounts Payable and Accrued Expenses            8,083,720
           Warranty reserves and provisions                 5,079,783
                                                           ----------
           Total Liabilities Assumed                       13,163,503
                                                           ----------
           Net Assets Acquired                             20,935,902

As appropriate under SFAS 141 "Business Combinations" the net assets acquired in excess of the consideration paid, or "negative goodwill" is first allocated against assets recorded except for the following assets applicable to Dewind: financial assets, assets expected to be sold, and current assets. Accordingly, the Company allocated 1,522,013 pounds of negative goodwill against the fair value of the Property & Equipment received. The remaining 18,010,561 pounds of negative goodwill was recorded as an extraordinary gain in the Income Statement. The negative goodwill allocated to the property and equipment results in a tax difference. See footnote 8.

                                  EU ENERGY PLC

NOTE 3 - INVENTORY
Inventories consist of the following in UK Pounds Sterling:

                                      March 31, 2006    March 31, 2005     March 31, 2004

Raw Materials                             11,811,371                --                 --
Works-in-progress                            920,413                --                 --
Finished Goods                             5,122,297                --                 --
                                     ---------------   ---------------    ---------------
Gross Inventory                           17,854,081                --                 --
Inventory Reserve                        (3,912,188)                --                 --
                                         -----------        ----------         ----------
Net Inventory                             13,941,893
                                         ===========       ===========        ===========

NOTE 4- PROPERTY AND EQUIPMENT

Property and equipment consisted of the following in UK Pounds Sterling:

                                                                 March 31,
                                Estimated           2006            2005            2004
                                Useful Lives

Computer and office equipment      3-5 years         35,272           1,173              --
Plant & Machinery                    5 years          8,998              --              --
Fixtures & Fittings                  3 years         50,860              --              --
Motor Vehicles                     3-4 years        139,074              --              --
Tooling & Moulds                     5 years         89,535           8,289              --
                                               ------------    ------------    ------------
Gross Property & Equipment                          323,739           9,462              --
                                               ------------    ------------    ------------
Accumulated Depreciation                            (35,011)         (3,056)             --
                                               ------------    ------------    ------------
Property, net                                       288,728           6,406              --
                                               ============    ============    ============

Depreciation expense was 0, 3,056 and 31,955 Pounds Sterling for the years ended March 31, 2004, 2005 and 2006 respectively.

During fiscal year ending March 31, 2006 in conjunction with the acquisition of Dewind from FKI, the Company acquired Property and Equipment with a fair value of 1,522,073 pounds. Under the provisions of Business Combination accounting, this entire balance was reduced to a carrying value of 0 pounds. See note 2.

                                  EU ENERGY PLC

NOTE 5 - WARRANTY AND PRODUCT GUARANTEES

Through its ownership of Dewind, the company has financial obligations to customers related to warranty and the availability performance of wind turbines and has made provisions to reflect these liabilities. Warranty obligations reflect expected minor repairs during the period of warranty of the turbine, between 2 and 5 years following installation (Warranty), and more major repairs which may affect particular types of units (Retrofit). Provisions for the former are based on historical experience of repair frequency and cost and for the latter are based on engineering estimates of the likely incidence and cost. Availability provisions are based on data obtained from the company's turbine monitoring system, actual performance being compared to contractual obligation, with provisions made for any potential contractual liability. The Company acquired reserves of 5,079,783 pounds concurrent with the acquisition of Dewind in July, 2005. We have classified all warranty and product guarantee reserves considered to be payable within one year as current liabilities and all warranty and product guarantee reserves considered to be payable greater than one year as non-current liabilities.

Warranty reserves consisted of the following in Pounds Sterling:

                                                           March 31, 2006    March 31, 2005    March 31, 2004
Warranty reserves                                               3,607,163                --                 --
Reserve for turbine retrofitting                                2,651,854                --                 --
Reserve for turbine availability                                  647,564                --                 --
                                                          ---------------   ---------------    ---------------
Total Warranty and Product Guarantee reserves                   6,906,581                --                 --
                                                          ---------------   ---------------    ---------------
Less Amount classified as current liabilities                   3,531,973                --                 --
                                                          ---------------   ---------------    ---------------
Long term warranty liability                                    3,374,608                --                 --

NOTE 6 - SHAREHOLDERS' EQUITY

The Company has one series of share capital issued - Ordinary shares.

As of March 31, 2005, the Company had issued and outstanding 25,030,477 shares.

During the year ended March 31, 2006 the Company issued a total of 1,062,663 Ordinary shares of it's common stock, 0.01 nominal value:

25,000 shares were issued for tax advisory services valued at (pound)20,500. 1,037,663 shares were issued for cash proceeds of 541,778 pounds.

The Company has not issued any securities that are convertible or exercisable into ordinary shares since inception to March 31, 2006.

                                  EU ENERGY PLC

NOTE 7 - COMMITMENTS AND CONTINGENCIES

LEASES

The company leases the following office and production space:

                                               Monthly rent          Expires
                                                in pounds
  Headquarters - Milton Keynes, UK                   3,500      September, 2006
  Office and production - Lubeck, Germany            5,850           June, 2008
  Service and storage -  Lubeck, Germany            20,330      September, 2007


The Company leases vehicles with minimum payments of approximately 9,300 pounds per month. The vehicles leases expire through April, 2009.

Rent expense was 243,995 and 3,056 pounds for the years ended March 31, 2006 and 2005 respectively.

Future minimum operating lease payments at March 31, 2006 were as follows:

        Year ending March 31,                            Operating
                                                           Leases
        2007                                          (pounds sterling)
                                                           446,760
        2008                                               303,780
        2009                                               129,150
        2010                                                 9,300
        Thereafter                                              --


LITIGATION

During the ordinary course of business, the Company conducts legal activities primarily involving turbine warranty related issues, disputes regarding residual turbine purchase payments due the Company, and disputes regarding guaranteed availability levels of turbines sold. The Company has recorded warranty and availability reserves as described in the Warranty footnote 5.

OTHER COMMITMENTS AND CONTINGENCIES

As part of the agreements for the licencing of nacelle manufacture to licensees in China, EU Energy Wind Ltd has provided advance payment bank bonds for a total amount of 454,650 pounds. In the event that EU Energy Wind does not perform certain obligations, the bonds could be called and the funds could be withdrawn from the Company's bank accounts. The Company does not expect to trigger the bonds and as such no liability has been recorded for this contingency as it is not probable.

Prior to the acquisition, Dewind Gmbh had issued bank bonds to customers to guarantee the performance of certain contractual obligations. A number of these bonds were guaranteed by FKI, the previous owners of Dewind. As at March 31, 2006 the net value remaining on the Dewind bonds outstanding was 2,114,014 pounds. Any payments made under these bonds for which Dewind and EU Energy is liable is offset in part by the deferred receivable from FKI recorded as an other receivable on the balance sheet. The Company has recorded a liability associated with the required service underlying these bonds through our warranty reserve liability as at March 31,2006.

                                  EU ENERGY PLC

Prior to the acquisition by EU Energy, Dewind entered into a number of Capital Reserve Agreements with its then parent company, FKI Engineering, Ltd, to recapitalize the company following significant losses which had eroded the capital base of Dewind. There is some uncertainty over whether the full funding has been provided to Dewind under these agreements in accordance with the relevant German statutes. Work is currently being undertaken to clarify the position as to whether funds are due to Dewind and the potential amount of such funds, if any. The Company does not believe this will result in any funds to be remitted from Dewind to FKI.

NOTE 8 - INCOME TAXES

The Company has incurred operating losses since inception. Accordingly, no liability for UK, German, or US corporation tax arose for the year ended March 31, 2006, 2005, or 2004.

The provision for income taxes differs from the amount that would result from applying the applicable UK statutory rate for the years ended March 31, 2006 and 2005 as follows in pounds sterling:

                                                            2006             2005             2004
Tax provision (benefit) at standard UK rates                   3,131,000         (37,000)               --
Unallocated "negative goodwill"                              (5,403,000)               --               --
Profits (losses) taxed at other than standard UK               (156,000)               --               --
rate
Other                                                          (260,000)               --               --
                                                            ------------     ------------     ------------
Change in valuation allowance                                  2,688,000           37,000               --
                                                            ------------     ------------     ------------
Total                                                                 --               --               --

Significant components of the Company's deferred tax assets and liabilities for income taxes as of March 31, 2006 consisted of the following:

Deferred tax assets
             Net operating loss carryforward                        1,263,000
             Accrued expenses not deducted for tax purposes         1,038,000
             Depreciation                                             424,000
             Less valuation allowance                              (2,725,000)
Net Deferred Tax Assets                                                    --

During the year ended March 31, 2006, the valuation allowance increased by 2,688,000 Pounds Sterling. As of March 31, 2006, the Company had net operating loss carry-forwards for Germany, UK, and US income tax purposes of approximately 554,000, 642,000 and 67,000, respectively. The net operating loss carry-forwards are carried forward indefinitely for the German and UK NOLs and begin expiring in 2021 for the US NOL carry-forwards.. The amount and availability of the net operating loss carry-forwards may be subject to limitations set forth by the varying tax agencies. Factors such as the number of shares ultimately issued within a three-year, look-back period, whether there is deemed more than a 50% change in control, the applicable long-term tax exempt bond rate, continuity of historical business, and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carry-forwards.

                                  EU ENERGY PLC

In fiscal 2006, as a result of the Company acquiring Dewind GmbH, approximately
18.0 million pounds of unallocated "negative goodwill" was recorded. The Company did not record a deferred tax liability for the negative goodwill as is appropriate under SFAS 141.

NOTE 9 - RELATED PARTY TRANSACTIONS

During the year ending March 31, 2006 an amount of 5,000 pounds was paid to Enterprise Futures Ltd of which Mr S Bircher is a director. Mr. Bircher is also an officer of EU Energy plc. The services provided related to Human Resources Consulting. There were no outstanding balances due at the balance sheet date.

During the year ending March 31, 2006 a total of 322,501 pounds was paid to Laikadog Holdings Limited in relation to the provision of the services of Mr. M Porter. Mr. Porter is the Chief Executive Officer of EU Energy plc. There were no outstanding balances due at the balance sheet date.

NOTE 10 - SUBSEQUENT EVENTS

On March 2, 2006 the Company concluded a letter of intent for the sale of its entire share capital to Composite Technology Corporation, a California based company specializing in electrical transmission cable. The sale transaction is subject to due diligence and is expected to be concluded in June 2006. It is believed that this transaction will open up further possibilities in the US market for the company's products, promote cross selling of CTC and EU products and provide better access to the capital and debt markets for the financing of the next stage of the company's business.

On April 27, 2006 the company concluded a pre-agreement with Best & Compton Engineering Ltd, to conclude within 90 days an agreement to establish a joint venture company to manufacture and sell Dewind wind turbines in India and a number of other territories in the region.